Exhibit 99.2

Citrix to Acquire Wrike, Delivering Modern Digital Workspace and Advancing Future of Work

Transaction unites leading workspace delivery platform with best-in-class SaaS work management solution, ushering in new era of employee productivity

Combination accelerates Citrix’s business model transformation strategy and enhances overall future growth expectations

Company to host conference call and webcast to provide transaction details and discuss fourth quarter and fiscal year 2020 financial results at 8:15 a.m. ET today

FORT LAUDERDALE, Fla. – January 19, 2021 – Citrix Systems, Inc. (NASDAQ:CTXS), today announced that it has entered into a definitive agreement to acquire Wrike, a rapidly growing, recognized leader in the SaaS collaborative work management space, for $2.25 billion in cash. Citrix today also reported earnings for the fourth quarter and fiscal year ended December 31, 2020 and has posted additional materials, including an earnings letter and investor presentation, on its Investor Relations website at http://www.citrix.com/investors.

The combination will bring together Citrix’s powerful digital work platform, which securely delivers the resources an employee needs to be productive in one unified experience, and Wrike’s innovative work management solution, which streamlines collaboration and work execution, providing employees with additional tools to work efficiently and securely wherever they may be. The addition of Wrike’s cloud-delivered capabilities will accelerate Citrix’s business model transition to the cloud and strategy to become a complete SaaS-based work platform addressing the needs of various functional groups within the enterprise.

The combined company will offer customers an enhanced value proposition through complementary solutions, unlocking new revenue opportunities both within existing installed customer bases and new lines of business buying centers, including marketing, professional services, and HR. Together, Citrix and Wrike will serve over 400,000 customers across 140 countries. In addition, upon closing, Wrike will gain access to Citrix’s robust ecosystem of partners, creating new opportunities within the ecosystem to drive additional value for customers.

Headquartered in San Jose, California, and employing more than 1,000 employees, Wrike, a Vista Equity Partners portfolio company, provides approximately 18,000 customers globally with solutions that empower teams and distributed workers to plan, manage and efficiently complete work at scale. Wrike is expected to have approximately 30 percent stand-alone growth to between $180 million and $190 million in unaudited SaaS annualized recurring revenue (ARR1) in 2021, with the opportunity to accelerate growth over time under Citrix’s ownership.

[1]	ARR does not reflect adjustments to revenue or future committed revenue that may arise in accounting for a business combination, and is not intended to be a forecast of future revenue.

Delivering the Future of Work

“Work today is happening everywhere – at home, in the office and on the road. We believe that in the future, success will go to those companies that can support flexible and hybrid work models and provide a consistent, secure and efficient experience that removes the complexity and noise from work so employees can focus and perform at their best, wherever they happen to be,” said David Henshall, President and CEO, Citrix. “Together, Citrix and Wrike will deliver the solutions needed to power a cloud-delivered digital workspace experience that enables teams to securely access the resources and tools they need to collaborate and get work done in the most efficient and effective way possible across any channel, device or location.”

Expanding the Digital Workspace

Citrix provides a market-leading digital work platform from which companies can deliver unified, secure and reliable access to the systems, information and tools people need to get work done wherever they may be working. With the addition of Wrike’s offerings, Citrix will expand its platform to include new, collaborative work management capabilities that enable companies to simplify work execution and boost employee effectiveness and productivity by automating and streamlining team collaboration as well as unifying workflows across all employees and work styles.

“When it comes to the future of work, Citrix and Wrike share a common vision and mission: to reduce the complexity and chaos of work and empower every person, team, and organization to achieve their very best. Together, we will unlock the workspace of the future, truly transforming the work experience and equipping people with an innovative set of solutions they can use to exceed goals and keep business moving forward,” said Andrew Filev, Founder and CEO, Wrike.

Financial Details

Wrike ended calendar year 2020 with more than $140 million in unaudited SaaS ARR, reflecting more than 30 percent CAGR in SaaS ARR over the prior two years. The company is expected to have approximately 30 percent stand-alone growth to between $180 million and $190 million in SaaS ARR1 in 2021, with the opportunity to accelerate growth over time under Citrix’s ownership. The addition of Wrike is highly complementary to Citrix’s existing customer base and is expected to accelerate Citrix’s SaaS ARR growth.

[1]	ARR does not reflect adjustments to revenue or future committed revenue that may arise in accounting for a business combination, and is not intended to be a forecast of future revenue.

Financing and purchase accounting impacts to deferred revenue will affect 2021 non-GAAP earnings per share. Integration and other costs related to the acquisition are expected to be modestly dilutive to non-GAAP earnings per share in 2021. The transaction is expected to be neutral to Citrix’s fiscal year 2022 non-GAAP earnings per share and free cash flow, and accretive thereafter.

Citrix expects to fund the transaction with a combination of new debt and existing cash and investments. Citrix is committed to its investment grade credit ratings and plans to return to historical leverage levels within 24 months. Citrix has obtained a commitment from JPMorgan Chase Bank, N.A. for a $1.45 billion senior unsecured 364-day bridge loan facility.

The transaction, which has been unanimously approved by the board of directors of both Citrix and Wrike, is expected to close in the first half of 2021, subject to regulatory approvals and other customary closing conditions. Until close, the companies will continue to operate independently. Upon closing, Filev will continue to lead the Wrike team and report to Arlen Shenkman, EVP and Chief Financial Officer, Citrix.

Advisors

J.P. Morgan Securities LLC is serving as financial advisor to Citrix on the transaction and Shearman & Sterling LLP as legal counsel. The financial advisor to Wrike is Goldman Sachs Group & Co. LLC, and legal counsel is Kirkland & Ellis LLP.

Conference Call Information

Citrix will host a call for financial analysts and investors at 8:15 a.m. ET today to discuss this transaction and its earnings for the fourth quarter and fiscal year ended December 31, 2020. The call will be accessible by visiting the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors, where the fourth quarter and fiscal year 2020 earnings letter discussing financial results, quarterly highlights, and business outlook, and an investor presentation have been posted.

About Citrix

Citrix (NASDAQ: CTXS) builds the secure, unified digital workspace technology that helps organizations unlock human potential and deliver a consistent workspace experience wherever work needs to get done. With Citrix, users get a seamless work experience and IT has a unified platform to secure, manage, and monitor diverse technologies in complex cloud environments.

For Citrix Investors:

This press release contains forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this press release do not constitute guarantees of future performance. Those statements, which are not strictly historical statements, including, without limitation, statements regarding the proposed business combination; the benefits of the business combination including, the expansion of Citrix’s platform, acceleration of Citrix’s business model transformation, enhancement of growth expectations, the solutions that the combined companies can deliver, the ability to transform the work experience, the potential customers that the combined companies can serve, the potential expansion of Citrix’s partner ecosystem, the potential value creation as a result of combined offerings and expected growth in Annualized Recurring Revenue; expectations regarding new debt; commitment to investment grade credit ratings and plans to return to historical leverage ratios; expectations regarding the impact of the transaction on Citrix’s non-GAAP earnings per share and free cash flow; and the expected timing of the proposed transactions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the ability of Citrix and Wrike to close the announced transaction; the ability of Citrix to realize the potential benefits of the acquisition of Wrike; the possibility that the closing of the transaction may be delayed; customer acceptance of Citrix and Wrike offerings; potential disruptions to Citrix’s and Wrike’s operations, distraction of management and other risks related to Citrix’s integration of Wrike’s business, team, and technology; the ability of Citrix’s sales professionals and distribution partners to sell Wrike’s product and service offerings; the ability of Wrike to retain key customers post-transaction, and to achieve the anticipated rate of growth in Annualized Recurring Revenue; risks related to the debt financing of the acquisition consideration; the impact of the global economy, political environment, and uncertainty in IT spending; revenue growth and recognition of revenue; products and services, their development and distribution; demand and pipeline risks; economic and competitive factors, risks related to Citrix’s key strategic relationships; and other risks detailed in Citrix’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

About non-GAAP financial measures

Free cash flow is operating cash flow determined in accordance with accounting principles generally accepted in the United States (GAAP) less capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures. Non-GAAP earnings per share differs from GAAP earnings per share in that it excludes certain GAAP measurements in accordance with Citrix’s past practices, including stock-based compensation, amortization of product and other intangible assets, and restructuring charges.

# # #

Media Contact:

Karen Master

+1 216-396-4683

Karen.master@citrix.com

Investor Contact:

Traci Tsuchiguchi

Traci.tsuchiguchi@citrix.com

+1 408 790 8467